EXHIBIT 10.1

CORPORATE RESOLUTION OF THE BOARD OF DIRECTORS
OF
SIMLATUS CORPORATION

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held via teleconference at 175 Joerschke Dr., Suite A, Grass Valley, CA 95945 on May 19, 2016.

The Members of the Board of Directors who were present for this meeting, all of whom took active part therein were:

Mike Schatz
Gary Tilden
Robert Stillwaugh

WHEREAS, the Board of Directors of the Corporation have agreed to cancel the exploration and development costs and the acquired oil and gas leased properties in California associated with Direct Capital Group, Inc.; whereas Simlatus Corporation and Direct Capital Group executed an agreement (See Exhibit-A) from Direct Capital Group Inc., to cancel the following note(s);

	Original		Current	Principal	P & I
	Principal	Original	Interest	Balance	Balance
Payee	Amount	Date	Rate	19/03/2016	19/03/2016
Direct Capital Group	80,000	02/29/16	8.00%	80,000.00	$81,298.00
Direct Capital Group	80,000	01/31/16	8.00%	80,000.00	$81,806.00
Direct Capital Group	80,000	12/31/15	8.00%	80,000.00	$82,350.00
Direct Capital Group	80,000	11/30/15	8.00%	80,000.00	$82,893.00
Direct Capital Group	80,000	10/31/15	8.00%	80,000.00	$83,818.00
Direct Capital Group	240,000	03/31/15	8.00%	24,000.00	$282,319.00
Direct Capital Group	360,000	01/01/15	8.00%	360,000.00	$423,204.00
Direct Capital Group	48,000	10/31/14	8.00%	45,157.00	$49,572.00
Direct Capital Group	360,000	10/01/14	22.00%	360,000.00	$463,029.00
Direct Capital Group	48,000	07/31/14	22.00%	-	$8,919.00
Direct Capital Group	48,000	04/30/14	22.00%	23,000.00	$38,060.00
Direct Capital Group	16,000	02/28/14	22.00%	-	$3,561.00
Direct Capital Group	16,000	01/31/14	22.00%	-	$-
Direct Capital Group	16,000	12/31/13	22.00%	-	$-
Direct Capital Group	16,000	11/30/13	22.00%	-	$-
Direct Capital Group	16,000	10/31/13	22.00%	-	$-
Direct Capital Group	11,000	08/31/13	22.00%	-	$-
Direct Capital Group	14,072	07/31/13	22.00%	72.00	$5,013.00
Direct Capital Group	11,000	07/31/13	22.00%	-	$-

TOTALS	$1,620,072.35			$1,212,229.00	$1,685,842.00

NOW, THEREFORE, BE IT:

RESOLVED, that the Company acknowledges the agreement with Direct Capital Group, Inc. to extinguish certain notes.

The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolution duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.

IN WITNESS WHEREOF, We, have hereunto set our hands as Chief Executive Officer and Members of the Board of Directors of the Corporation.

Acknowledged by:

/s/ Gary B. Tilden                                                                           05-19-2016

Gary B. Tilden, CEO                                                                      Date

/s/ Mike Schatz                                                                              05-19-2016

Mike Schatz, COO                                                                          Date

/s/ Robert Stillwaugh                                                                    05-19-2016

Robert L Stillwaugh, Chairman                                                    Date